EXHIBIT 10.5

                   RELEASE FROM TOWER REALTY TRUST, INC.
                 TO CRESCENT REAL ESTATE EQUITIES COMPANY.


           KNOW THAT TOWER REALTY TRUST, INC. ("Tower"), a corporation organized under the laws of the State of Maryland, for good and sufficient consideration the receipt of which is hereby acknowledged, for itself and its subsidiaries, assigns, attorneys, affiliates, agents, predecessors, successors, directors, officers, employees or other legal representatives (collectively, "Releasor"), releases and discharges Crescent Real Estate Equities Company ("Crescent"), and its subsidiaries, assigns, attorneys, affiliates, agents, predecessors, successors, directors, officers, employees or other legal representatives (collectively, "Releasee"), from all actions, causes of action, suits, controversies, claims and demands whatsoever in law, admiralty or equity which against Releasee Releasor ever had, now has or hereinafter may have relating to or arising out of the Agreement and Plan of Merger entered into between Tower and Crescent, among others, on July 9, 1998 and amended and restated on August 11, 1998, including but not limited to all claims that were asserted by Tower (or other claims relating to such merger agreement that could have been asserted by Tower) against Releasee in the action entitled Tower Realty Trust, Inc. v. Reckson Associates Realty Corp., et al., Index No. 6053181/98, Supreme Court of the State of New York in the County of New York (hereinafter the "Lawsuit"), from the beginning of the world to the day of the date of this Release (hereinafter referred to collectively, as the "Released Claims"). Nothing contained herein is intended, or shall operate, to release or affect any of the parties' obligations pursuant to the Agreement and Plan of Merger between Tower, Reckson Associates Realty Corp., Reckson Operating Partnership, L.P. and Metropolitan Partners LLC dated as of December 8, 1998.

           This Release may not be changed orally.

           This Release shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies. Releasee and Releasor hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this Release or, in circumstances where such could be asserted, the Released Claims (and agree not to commence litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

           Tower hereby agrees to dismiss the Lawsuit without prejudice.

           Notwithstanding the foregoing, this Release shall become void and unenforceable if, but only if, all of the conditions set forth in Section
 3.1 of the Amended and Restated Operating Agreement of Metropolitan Partners LLC for funding of the $75,000,000 capital contribution of Crescent Real Estate Equities Limited Partnership ("Crescent OP") have been met, but Crescent OP fails to fully fund the $75,000,000 capital contribution to Metropolitan Partners LLC.

           This Release may be signed in counterpart, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Release shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

           IN WITNESS WHEREOF, the authorized representative of Tower has set his hand this 8th day of December, 1998.


                                   TOWER REALTY TRUST, INC.

                                   /s/ Lester S. Garfinkel
                                   ---------------------------------
                                   By:    Lester S. Garfinkel
                                   Title: Chief Financial Officer


 Agreed to as of this 8th day
 of December, 1998


 CRESCENT REAL ESTATE
 EQUITIES COMPANY

 /s/ David M. Dean
 -----------------------------------
 By:    David M. Dean
 Title: Senior Vice President, Law &
           Secretary